Exhibit 10.1

HASBRO, INC.

NONQUALIFIED DEFERRED COMPENSATION PLAN

FIRST AMENDMENT

Effective March 8, 2004

        Hasbro, Inc. (the "Company") hereby amends the Hasbro, Inc. Nonqualified Deferred Compensation Plan, dated November 1, 2003 (the "Plan"), pursuant to the power of amendment reserved to the Company in Section 11.2 of the Plan, as follows:

        FIRST: Section 3.7(b) is amended to read:

(b) A Participant's Company Matching Account shall vest on the January 1 next following the Participant's completion of a Year of Service. A Participant's Discretionary Account shall vest on the January 1 next following the Participant's completion of a Year of Service, or on such other date or dates that may be set forth or incorporated in the specific corporate authorization, grant or award that provides for such Discretionary Amount.

        IN WITNESS WHEREOF, the Company has caused this amendment to be executed by its duly authorized officer as of March 8, 2004.

                                  Hasbro, Inc.

                                   By: /s/ Alfred J. Verrecchia
                                    Name: Alfred J.Verrecchia
                                   Title: President and Chief Executive Officer